NEWS RELEASE

Investor Contact: Ken Jones
                  864-597-8658

Media Contact:    Debbie Atkins
                  864-597-8361


              DENNY'S CORPORATION REPORTS FIRST QUARTER RESULTS

         SPARTANBURG, S.C., May 7, 2003 -- Denny's Corporation (OTCBB: DNYY) today reported results for its first quarter ended March 26, 2003. Highlights included:

o Systemwide sales for the Denny's concept were $526.0 million for the quarter, a 2.8% decrease from last year's first quarter, reflecting 55 fewer restaurants systemwide.
o Systemwide same-store sales for the quarter declined 1.1% with company units down 0.4% and franchised units down 1.6%.
o Denny's ended the quarter with 1,669 restaurants systemwide (563 company and 1,106 franchised and licensed units).
o    Total operating revenue declined 5.8% to $220.8 million for the quarter.
o Operating income of $10.4 million and EBITDA (as defined below) of $24.7 million declined $1.8 million and $8.2 million, respectively, for the quarter.
o Operating income fell from 5.2% of revenue to 4.7%, while EBITDA decreased from 14.0% of revenue to 11.2%.
o Net loss for the quarter was $9.1 million, or $0.22 per common share, compared with last year's net loss of $4.7 million, or $0.12 per common share.
o At quarter end, Denny's had $60.2 million drawn under its credit facility and $48.4 million in letters of credit, leaving net availability of $16.4 million.

         Commenting on Denny's results for the first quarter of 2003, Nelson J. Marchioli, president and chief executive officer, said, "The first quarter was particularly challenging for the restaurant industry as economic concerns, the war with Iraq and harsh weather conditions resulted in lower guest traffic at Denny's and many other restaurant chains. While we were disappointed in our sales performance, we believe that our new national media campaign may have helped mitigate the impact of the difficult industry environment.

         "In addition, the quarter was impacted by lower operating margins, in particular, higher payroll and benefits expenses attributable to a combination of increased restaurant labor costs as well as rising health insurance costs. We continue to invest significantly in restaurant staffing to improve our hospitality and customer service and to ensure we have sufficient staff to handle our peak traffic periods. This investment is being validated as our consumer research for service and overall dining experience has shown continued improvement.

         "We partially compensated for soft guest counts during the first quarter with a higher average check as our lunch promotions led customers to trade from lower-priced breakfast items. We have successfully maintained positive guest count increases year-over-year for our lunch daypart; however, dinner and late-night continue to be a challenge. We believe in a four-daypart advertising message, and we have an opportunity to bolster our dinner and late-night business during the balance of the year with targeted promotions and new product introductions. In fact, last week we introduced an exciting new lineup of menu items inspired by traditional spring and summer BBQ, which we expect to drive both lunch and dinner business. These new items will include St. Louis style ribs, grilled chicken, a BBQ beef sandwich and a great new apple crisp dessert.

         "Although we cannot control external events like war and weather, we are optimistic that our exciting new menu introductions, coupled with a national media message, will have a positive impact on customer traffic in the all-important summer months," Marchioli concluded.

First Quarter Results

         Denny's reported total operating revenue of $220.8 million for the first quarter, down $13.6 million from the prior year quarter, largely due to 55 fewer restaurants systemwide. EBITDA decreased to $24.7 million this quarter from $32.9 million in last year's first quarter, reflecting the lower revenue and reduced operating margins.

         Operating income for the quarter decreased $1.8 million to $10.4 million compared with $12.2 million last year. Operating income this quarter benefited from a $6.4 million reduction in depreciation and amortization expense. In January 1998, certain assets were revalued and assigned a five-year life as a result of the predecessor company's reorganization. Those assets became fully amortized in January 2003, resulting in lower depreciation and amortization expense in the first quarter this year.

         During the first quarter, company restaurant operating margin decreased by 3.9 percentage points to 10.5% of company sales compared with 14.4% of sales last year. Payroll and benefits costs accounted for 2.8 percentage points of the margin decline, resulting from higher restaurant labor costs as well as increased health insurance costs. In addition, company restaurant margins were affected by modest increases in utilities, occupancy and repairs and maintenance costs, partially offset by lower marketing expense. EBITDA benefited from a $1.0 million reduction in general and administrative expenses compared with last year's first quarter.

         Franchise operating income was essentially flat compared with last year, as a $0.8 million reduction in franchise and licensing revenue was offset by a similar reduction in franchise costs.

         We calculate EBITDA as operating income before depreciation and amortization. We believe that, in addition to other financial measures, EBITDA is an appropriate indicator to assist in the evaluation of our operating and liquidity performance, and it provides additional information with respect to our ability to meet future debt service, capital expenditures and working capital requirements. However, EBITDA should be considered as a supplement to, not a substitute for, operating income, cash flows, or other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States of America.

Revolving Credit Facility

         On March 26, 2003, our $125 million credit facility had outstanding revolver advances of $60.2 million compared with $46.7 million outstanding on December 25, 2002. Our outstanding letters of credit were $48.4 million, leaving a net availability of $16.4 million at quarter end. Contributing to the increase in revolver advances was the $21.3 million semiannual interest payment made in January on our 11.25% senior notes. As of today, after making the $7.7 million semiannual interest payment on our new 12.75% senior notes on March 31(subsequent to quarter end), revolver advances have decreased slightly to $59.8 million while letters of credit remain at $48.4 million, leaving a net availability of $16.8 million.

Further Information

         Denny's will host its quarterly conference call for investors and analysts tomorrow, Thursday, May 8, 2003 at 11:00 a.m. EST. Interested parties are invited to join a live, listen only broadcast of the conference call. The call may be accessed through our website at www.dennys.com. On the front page of the website follow the link to "About Us," then follow the link to "Investor Info," and then select the "Live Webcast" icon. A replay of the call may be accessed at the same location later in the day and will remain available for at least 30 days.

         Denny's is America's largest full-service family restaurant chain, operating directly and through franchisees 1,669 Denny's restaurants in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on the Company, including news releases, links to SEC filings and other financial information, please visit the Denny's website referenced above.


         Certain matters discussed in this release may constitute forward looking statements involving risks, uncertainties, and other factors that may cause the actual performance of Denny's Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements. Factors that could cause actual performance to differ materially from the performance indicated by such statements include, among others: the competitive pressures from within the restaurant industry; the level of success of the Company's operating initiatives and advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company's SEC reports, including but not limited to the discussion in Management's Discussion and Analysis and the risks identified in Exhibit 99 contained in the Company's Annual Report on Form 10-K for the year ended December 25, 2002 (and in the Company's subsequent quarterly reports on Form 10-Q).

                               DENNY'S CORPORATION
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)



(In thousands, except per share amounts)              Quarter Ended             Quarter Ended
                                                         3/26/03                   3/27/02
                                                      --------------            ---------------
Revenue:
  Company restaurant sales                          $       199,444           $        212,234
  Franchise and license revenue                              21,397                     22,225
                                                      --------------            ---------------
    Total operating revenue                                 220,841                    234,459
                                                      --------------            ---------------
Costs of company restaurant sales                           178,464                    181,692
Costs of franchise and license revenue                        6,492                      7,245
General and administrative expenses                          13,203                     14,178
Depreciation and amortization                                14,257                     20,698
Restructuring charges and exit costs                             46                        298
Impairment charges                                              289                         --
Gains on disposition of assets and other, net                (2,317)                    (1,816)
                                                      --------------            ---------------
    Total operating costs and expenses                      210,434                    222,295
                                                      --------------            ---------------
Operating income                                             10,407                     12,164
                                                      --------------            ---------------
Other expenses:
  Interest expense, net                                      19,217                     19,287
  Other nonoperating expense, net                                 7                         --
                                                      --------------            ---------------
    Total other expenses, net                                19,224                     19,287
                                                      --------------            ---------------
Loss before income taxes                                     (8,817)                    (7,123)
Provision for (benefit from) income taxes                       265                     (2,439)
                                                      --------------            ---------------
Net loss applicable to common shareholders          $        (9,082)           $        (4,684)
                                                      ==============            ===============

Basic and diluted earnings per share                $         (0.22)           $         (0.12)
                                                      ==============            ===============

Weighted average shares outstanding                          40,513                     40,235
                                                      ==============            ===============


                                          DENNY'S CORPORATION
                                 Condensed Consolidated Balance Sheets
                                              (Unaudited)



(In thousands)                                           3/26/03                  12/27/02
                                                      -------------             -------------
ASSETS
Current Assets
  Cash and cash equivalents                         $        3,748            $        5,717
  Other                                                     30,383                    28,024
                                                      -------------             -------------
                                                            34,131                    33,741

Property, net                                              315,897                   324,725
Goodwill                                                    50,073                    50,073
Intangible assets, net                                      90,243                    92,257
Other assets                                                48,146                    50,695
                                                      -------------             -------------
     Total Assets                                   $      538,490            $      551,491
                                                      =============             =============

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
  Current maturities of notes and debentures        $          569            $          554
  Current maturities of capital lease obligations            3,674                     3,886
  Accounts payable and other accrued liabilities           133,654                   148,363
                                                      -------------             -------------
                                                           137,897                   152,803
                                                      -------------             -------------
Long-Term Liabilities
  Notes and debentures, less current maturities            573,326                   560,359
  Capital lease obligations, less current                   30,376                    31,177
maturities
  Other                                                     84,547                    86,043
                                                      -------------             -------------
                                                           688,249                   677,579
                                                      -------------             -------------
     Total Liabilities                                     826,146                   830,382
     Total Shareholders' Deficit                          (287,656)                 (278,891)
                                                      -------------             -------------
     Total Liabilities and Shareholders' Deficit    $      538,490            $      551,491
                                                      =============             =============


                                                 DENNY'S CORPORATION
                                             Quarterly Operating Margins
                                                     (Unaudited)

                                                                     Quarter Ended
                                                       -------------------------------------------------
(In millions)                                             3/26/03                     3/27/02
                                                       -------------------------------------------------

Total operating revenue (1)                          $   220.8    100.0%         $  234.5     100.0%

Company restaurant operations: (2)
   Company restaurant sales                              199.4    100.0%            212.2     100.0%
   Costs of company restaurant sales:
      Product costs                                       49.0     24.6%             51.7      24.4%
      Payroll and benefits                                88.5     44.4%             88.3      41.6%
      Occupancy                                           12.1      6.1%             12.4       5.8%
      Other operating costs:
         Utilities                                         9.1      4.6%              9.1       4.3%
         Repairs and maintenance                           4.7      2.3%              4.2       2.0%
         Marketing                                         7.0      3.5%              8.3       3.9%
         Other                                             8.0      4.0%              7.7       3.6%
                                                       ---------------------       ---------------------
   Total costs of company restaurant sales               178.4     89.5%            181.7      85.6%
                                                       ---------------------       ---------------------
   Company restaurant operating margin               $    21.0     10.5%         $   30.5      14.4%
                                                       ---------------------       ---------------------
Franchise operations: (3)
   Franchise and license revenue                          21.4    100.0%             22.2     100.0%
   Costs of franchise and license revenue                  6.5     30.4%              7.2      32.6%
                                                       ---------------------       ---------------------
   Franchise operating margin                        $    14.9     69.6%         $   15.0      67.4%
                                                       ---------------------       ---------------------
Other operating expenses: (1) (4)
   General and administrative expenses                    13.2      6.0%             14.2       6.1%
   Depreciation and amortization                          14.3      6.5%             20.7       8.8%
   Restructuring, exit costs and impairment                0.3      0.1%              0.3       0.1%
   Gains on disposition of assets and other,net           (2.3)    (1.0%)            (1.8)     (0.8%)
                                                       ---------------------       ---------------------

   Total other operating expenses                    $    25.5     11.6%         $   33.4      14.2%
                                                       ---------------------       ---------------------
Operating income (1)                                 $    10.4      4.7%         $   12.2       5.2%
Add: Depreciation and amortization                        14.3      6.5%             20.7       8.8%
                                                       ---------------------       ---------------------
EBITDA (5)                                           $    24.7     11.2%         $   32.9      14.0%
                                                       ---------------------       ---------------------


  (1) As a percentage of total operating revenue
  (2) As a percentage of company restaurant sales
  (3) As a percentage of franchise and license revenue
  (4) Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations.
  (5) We calculate EBITDA as operating income before depreciation and amortization. Previously, we reported EBITDA as operating income before depreciation and amortization as well as before charges for restructuring, exit costs and impairment.

                                              DENNY'S CORPORATION
                                                Statistical Data
                                                  (Unaudited)

Same-Store Data                      Quarter Ended
(increase/(decrease) vs. prior          3/26/03
year)                               ---------------

Company-Owned Restaurants
   Same-Store Sales                          (0.4%)
      Guest Check Average                     2.5%
      Guest Counts                           (2.8%)

Same-Store Sales
   Franchised Restaurants                    (1.6%)
   Systemwide Restaurants                    (1.1%)



Systemwide Sales                     Quarter Ended     Quarter Ended
($ in millions)                         3/26/03           3/27/02
                                     ---------------   ---------------

   Systemwide Sales                $          526.0  $          541.0



Average Unit Sales                   Quarter Ended     Quarter Ended
($ in thousands)                        3/26/03           3/27/02
                                     ---------------   ---------------

   Company-owned                   $          354.8  $          348.6
   Franchised                      $          292.8  $          291.7





Restaurant Units                         Company          Franchised         Licensed              Total
                                      --------------     --------------    --------------      --------------

Ending Units 3/27/02                            602              1,108                14               1,724

   Units Opened/Acquired                          2                 33                 1                  36
   Units Refranchised                           (11)                11                --                  --
   Units Closed                                 (30)               (61)               --                 (91)
                                      --------------     --------------    --------------      --------------
      Net Change                                (39)               (17)                1                 (55)

Ending Units 3/26/03                            563              1,091                15               1,669



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